Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Zeo Energy Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock	(1)	Other	10,609,562	$1.93	$20,476,454.66	0.0001381	$2,827.80

Total Offering Amounts:							$20,476,454.66		2,827.80
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$2,827.80

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Offering Note(s)

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Represents the sum of ii) 1,851,851 shares of Class A Common Stock issued to LHX Intermediate, LLC, a Delaware limited liability company (“LHX”) as partial repayment of the promissory note issued to LHX by the Company on December 24, 2024, (iii) 677,711 shares of Class A Common Stock issued to Piper Sandler & Co, and (iv) 8,080,000 shares of Class A Common Stock issued to LHX as compensation for certain assets, pursuant to an Asset Purchase Agreement dated October 25, 2024, by and among the Company, Lumio Holdings, Inc. and Lumio HX, Inc.

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A Common Stock on The Nasdaq Stock Market LLC on October 24, 2025 ($1.93 per share), in accordance with Rule 457(c) of the Securities Act.

Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001381.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Notes	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Class A common stock	(1)	40,118,434	$211,424,147.18	S-1	333-278769	05/31/2024

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Prospectus Note(s):

(1)	No registration fee is payable in connection with the securities previously registered on a registration statement on Form S-1 (File No. 333-278769), which was declared effective on May 31, 2024 (the “Prior Registration Statement”) because such securities are being transferred from the Prior Registration pursuant to Rule 429(b) under the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.